UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2005

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Street, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 22, 2005, Hologic, Inc., a Delaware corporation (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Fischer Imaging Corporation, a Delaware corporation located in Denver, Colorado that designs, manufactures and markets medical imaging systems for the screening and diagnosis of breast cancer (“Fischer”). Pursuant to the Asset Purchase Agreement, Hologic has agreed to acquire the intellectual property of Fischer relating to its mammography business and products, including the rights to Fischer’s SenoScan digital mammography and MammoTest stereotactic breast biopsy systems (collectively, the “Acquired Assets”). Under the terms of the Asset Purchase Agreement, Hologic will pay Fischer a cash purchase price of $32 million for the Acquired Assets.

Additionally, in connection with the entering into of the Asset Purchase Agreement, Hologic agreed to extend a $5.0 million interest bearing secured loan to Fischer as of June 22, 2005 pursuant to a Loan Agreement, Security Agreements and a Promissory Note each dated as of June 22, 2005. All outstanding principal and interest amounts due under the Promissory Note will be credited towards the $32 million purchase price of the Acquired Assets if Hologic’s acquisition of the Acquired Assets is completed. If the Asset Purchase Agreement is terminated prior to completion of the acquisition (or in certain instances prior to the termination of the Asset Purchase Agreement), the amount of principal and interest outstanding under the Promissory Note will become due and payable by Fischer to Hologic in accordance with the terms of the Promissory Note and the Asset Purchase Agreement.

Hologic’s acquisition of the Acquired Assets is expected to close within 90 to 120 days and is subject to customary closing conditions and the approval of Fischer’s shareholders.

For further information regarding the terms and conditions of the acquisition, including the conditions to the completion of the acquisition, reference is made to the Asset Purchase Agreement attached as Exhibit 2.1 hereto and incorporated by reference herein, and the press release issued by Hologic on June 22, 2005, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following Exhibits are filed as part of this report:

EXHIBIT NO.	DESCRIPTION
2.1*	Asset Purchase Agreement, dated as of June 22, 2005 by and between Hologic and Fischer

99.1	Press Release issued by Hologic on June 22, 2005

*	Certain of the exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hologic agrees to furnish supplementally to the SEC, upon request, a copy of any omitted exhibit or schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 22, 2005	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir, Chief Financial Officer,
Executive Vice President, Finance and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
2.1*	Asset Purchase Agreement, dated as of June 22, 2005 by and between Hologic and Fischer

99.1	Press Release issued by Hologic on June 22, 2005

*	Certain of the exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hologic agrees to furnish supplementally to the SEC, upon request, a copy of any omitted exhibit or schedule.